CENTRAL ENERGY PARTNERS LP

2014 LONG-TERM INCENTIVE PLAN

ARTICLE I. PURPOSE

1.1          Purpose. The purpose of the Central Energy Partners LP 2014 Long-Term Incentive Plan (the “Plan”) is to provide a means whereby the General Partner, the Partnership and their respective Subsidiaries may attract, motivate and retain highly competent officers and employees and to provide a means whereby selected Employees can acquire and maintain an ownership interest in the Partnership and receive cash awards, thereby strengthening their concern for the long-term welfare of the General Partner, the Partnership and their respective Subsidiaries. The Plan is also intended to provide Employees with additional incentive and reward opportunities designed to enhance the profitable growth of the General Partner, the Partnership and their respective Subsidiaries over the long term. A further purpose of the Plan is to allow awards under the Plan to Directors of the General Partner in order to enhance its ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Options, Unit Appreciation Rights, Restricted Units, Substitute Awards, Unit Value Equivalent Awards, Unit Awards or any combination of the foregoing, as is best suited to the circumstances of the particular Employee or Director as provided herein.

1.2           Effectiveness. This Plan shall become effective as of January 1, 2014, following its adoption by the Board of Directors of the General Partner, acting in its capacity as the general partner of the Partnership, and shall remain in effect until December 31, 2023, unless sooner terminated pursuant to the provisions of this Plan.

ARTICLE II. DEFINITIONS

2.1          Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Performance Award, Substitute Award, Unit Award, Unit Value Equivalent Award or Other Unit Based Award granted under the Plan, and shall include any tandem DERs granted with respect to an Award.

“Award Agreement” means the written or electronic award agreement or other document containing the terms and conditions of an Award being granted to a Participant.

“Board” means the Board of Directors of the General Partner.

“Cause” means the Participant (a) has failed to perform the duties assigned to him or her and such failure has continued for thirty (30) days following delivery the by the Company or a Subsidiary of written notice to the Participant of such failure, (ii) has been convicted of a felony or misdemeanor involving moral turpitude, (iii) has engaged in acts or omissions against the General Partner, the Partnership, or any Subsidiary constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance, or (iv) has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the General Partner, the Partnership, or any Subsidiary.

“Change of Control” means, the occurrence of one of the following:

(a)           the consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any “person” or “group” (within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act) such that afterwards such person or group has 40% or more of either (i) the then outstanding common equity securities of the Partnership (the “ Outstanding Equity ”) or (ii) the combined voting power of the then outstanding voting securities of the Partnership (the “ Outstanding Voting Securities ”); provided, however, that for purposes of this subclause (a), the following transactions shall not constitute a Change of Control: (A) any acquisition directly from the Partnership, (B) any acquisition by the Partnership, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Partnership or any of its Subsidiaries, (D) any acquisition by any entity pursuant to a transaction that complies with clauses (i), (ii) or (iii) of subclause (d) below; or

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(b)           the acquisition of beneficial ownership by any person or group of 40% or more of the combined voting power of the then outstanding voting securities of the General Partner (the “ GP Outstanding Voting Securities ”); provided, however, that for purposes of this subclause (b), the following transactions shall not constitute a Change of Control: (i) any acquisition by the Partnership or any of its Subsidiaries, (ii) any transaction that is subject to subclause (d) below, or (iii) any acquisition of beneficial ownership of GP Outstanding Voting Securities solely by virtue of an acquisition of Outstanding Equity or Outstanding Voting Securities; or

(c)           the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; or

(d)           the consummation of a reorganization, merger or consolidation involving the Partnership or a sale or other disposition by the Partnership of all or substantially all of its assets or an acquisition of assets of another entity (a “Business Combination ”), in each case, unless following such Business Combination: (i) the Outstanding Equity and Outstanding Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities that represent or are convertible into more than 50% of, respectively, the then outstanding equity securities and the combined voting power of the then outstanding voting securities, as the case may be, of the entity resulting from such Business Combination or the resulting public parent thereof (including, without limitation, any entity that as a result of such transaction owns the Partnership, or all or substantially all of the assets of the Partnership either directly or through one or more subsidiaries), as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Partnership or the entity resulting from the Business Combination or the resulting public parent thereof, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding equity securities of the entity resulting from such Business Combination or the resulting public parent thereof, as the case may be, or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed with respect to the Partnership prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or similar governing entity of the entity resulting from such Business Combination or the resulting public parent thereof, as the case may be, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; provided, however, that clauses (i), (ii) and (iii) of this subclause (d) shall not apply if the entity resulting from the Business Combination or the resulting public parent thereof, as the case may be, is a limited partnership unless 100% of the combined voting power of the voting securities of the general partner thereof is owned, directly or indirectly, by such limited partnership; or

(e)           individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board from time to time to administer the Plan.

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“DER” means a distribution equivalent right, being a contingent right, granted in tandem with a specific Award (other than a Restricted Unit or Unit Award), to receive with respect to each Unit subject to the Award an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Director” means a person who is a “non-employee director” as defined in Rule 16b-3 of the SEC or who is employed by or affiliated with the Swank Group (other than in that individual’s capacity as a Director).

“Employee” means an employee of the General Partner or a Subsidiary of the Partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading) by any reporting service approved by the Committee. If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulations Section 1.409A-l(b)(5)(iv)(B).

“409A Award” has the meaning set forth in Section 6.9(viii) of the Plan.

“General Partner” means Central Energy GP LLC, a Delaware limited liability company, and any successors to such entity.

“Immediate Family” means, with respect to a particular Participant, the Participant’s spouse, parent, brother, sister, and children (including adopted and step children and grandchildren).

“Incentive Unit Option” means an Option within the meaning of Code Section 422.

“Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the date this Plan is effective and any other individual who becomes a director of the General Partner after such date and who is a Director appointed pursuant to Section 6.2(b) of the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended or restated from time to time (the “GP Agreement”), but excluding, for this purpose, any such individual whose initial assumption of office occurs as the result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

“Minimum Criteria” means a Restricted Period that is not less than three (3) years from the date of grant of a Restricted Unit Award.

“Option” means an Award granted under Section 6.1 hereof and includes both Incentive Unit Options and options that do not constitute Incentive Unit Options to purchase Units.

“Participant” means an Employee or Director who has been granted an Award under the Plan.

“Partnership” means Central Energy Partners LP, a Delaware limited partnership.

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“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Performance Award” means an award granted under Section 6.5 of the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Plan” means the Central Energy Partners LP 2014 Long-Term Incentive Plan, as amended and restated.

“Restricted Period” means the period of time beginning as of the date upon which an Award of a Restricted Unit is made pursuant to the Plan and ending as of the date upon which the Unit subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Restricted Unit Award Agreement” means a written agreement between the Partnership and a Participant with respect to a Restricted Unit Award.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Subsidiary” means a company (whether a corporation, partnership, limited liability company, joint venture or other form of entity) in which the Partnership or a corporation in which the Partnership owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 20% equity interest, except that with respect to the issuance of Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

“Substitute Award” means an award granted pursuant to Section 6.8 hereof.

“Successor Participant” has the meaning set forth in Section 6.9(iii) hereof.

“Swank Group” means Swank Capital, LLC, Cushing® MLP Asset Management, LP, and related mutual funds, closed-end funds and private funds, including but not limited to the Cushing MLP Opportunity Fund, LP.

“Treasury Regulations” means the tax regulations promulgated as final regulations under the applicable section of the Code by the Internal Revenue Service of the United States Department of the Treasury.

“UDR” means a cash distribution made by the Partnership with respect to a Restricted Unit as set forth in Section 6.3(iii) hereof.

“Unit” means a Common Unit of the Partnership as defined in the Partnership Agreement.

“Unitholders” means a holder of Units as defined in the Partnership Agreement.

“Unit Appreciation Right” means a contingent right granted to an Employee or Director pursuant to Section 6.2 hereof that entitles the Participant to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

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“Unit Award” means an award granted pursuant to Section 6.4 hereof.

“Unit Value Equivalent Award” means an Award granted under Section 6.6 hereof.

ARTICLE III. PLAN ADMINISTRATION

3.1          Authority of the Committee.  The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have total and exclusive power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the General Partner, the Partnership, any Subsidiary, any Participant, and any beneficiary of any Participant.

3.2          Engagement of an Agent. The General Partner may, in its discretion, engage an agent to: (i) maintain records of Awards and Participants’ holdings under the Plan; (ii) execute sales transactions in Units at the direction of Participants; (iii) deliver sales proceeds as directed by Participants; and (iv) hold Units owned without restriction by Participants, including Units previously obtained through the Plan that are transferred to the agent by Participants at their discretion. Except to the extent otherwise agreed by the General Partner and the agent, when an individual loses his or her status as an employee or Director of the General Partner, the Partnership or a Subsidiary, the agent shall have no obligation to provide any further services to such natural person and the Units previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

3.3          Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or Subsidiary, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and any officer or employee of the General Partner acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.

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ARTICLE IV. UNITS SUBJECT TO THE PLAN

4.1          Available Units.  Subject to adjustment as provided in Section 4.3, the maximum number of Units that may be delivered with respect to Awards under the Plan, since its original inception, is 3,300,000 Units that can be used to make any Award of any type under the Plan. The aggregate number of Units which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section 4.3, Section 7.1, and Section 7.3 with respect to Units subject to Options then outstanding. Units shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. Units withheld from an Award to satisfy the Partnership’s or a Subsidiary’s tax withholding obligations with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Unit Awards or Performance Awards is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash. Separate Unit certificates shall be issued by the Partnership for those Units acquired pursuant to the exercise of Incentive Unit Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Unit Option.

4.2          Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the General Partner, the Partnership, any Subsidiary or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

4.3          Anti-dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership after the date of grant of an Award, pursuant to the provisions of FASB Accounting Standards Codification, Topic 718, if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718, such as a combination or exchange of Units, a merger, consolidation, or combination or an extraordinary distribution of Partnership assets to Unitholders (as defined in the Partnership Agreement), any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of Units or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Units.

4.4          Adjustment for Awards. The Committee shall have full discretion to determine the manner in which Units available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.4, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of Units available for grant of Awards under the Plan:

(i)            Options and Restricted Units. The grant of Options and Restricted Units shall reduce the number of Units available for grant of Awards under the Plan by the number of Units subject to such Award.

(ii)           Termination. If any Award referred to in subsection (i) above is cancelled or forfeited, or terminates, expires or lapses for any reason, the Units then subject to such Award shall again be available for grant of Awards under the Plan.

(iii)          Payment of Exercise Price and Withholding Taxes. If previously acquired Units are used to pay the exercise price of an Award by a Participant, the number of Units available for grant of Awards under the Plan shall not be increased by the number of Units delivered as payment of such exercise price. If previously acquired Units are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or Units that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of Units for grant of Awards under the Plan shall not be increased by the number of Units delivered or withheld as payment of such withholding taxes.

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ARTICLE V. ELIGIBILITY

5.1          Eligibility. Any Employee or Director of the General Partner, the Partnership or any Subsidiary shall be eligible to be designated a Participant and receive an Award under the Plan. Notwithstanding the foregoing, Employees and Directors that provide services to Subsidiaries that are not considered a single employer with the Partnership under Code Section 414(b) or Code Section 414(c) shall not be eligible to receive Awards which are subject to Code Section 409A until the Subsidiary adopts this Plan as a participating employer.

ARTICLE VI. AWARDS

6.1          Options. The Committee may grant Options which are intended to comply with Treasury Regulation Section 1.409A-l(b)(5)(i)(A) only to Employees or Directors performing services for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee or Director performs services. For purposes of this Section 6.1, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership or limited liability company, ownership of at least 50% of the profits interest or capital interest of such partnership or limited liability company; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Code Section 409A to any eligible Employee or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)            Exercise Price. The exercise price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option.

(ii)           Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided, that, in no case, shall the term of an Option exceed ten (10) years.

(iii)          Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the General Partner, a “cashless-broker” exercise through procedures approved by the General Partner, or any combination of methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

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(iv)          Forfeitures. Except as otherwise provided in the terms of the Option grant, upon termination of a Participant’s employment with the General Partner, the Partnership or any Subsidiary or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided, that the waiver contemplated under this Section 6.1(iv) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Code Section 409A to fail to satisfy such section.

(v)           Options and Rights in Substitution for Unit Options Granted to Other Corporations. Options and Unit Appreciation Rights may be granted under the Plan from time to time in substitution for stock or unit options held by employees of corporations or other entities who become employees of the General Partner, the Partnership, or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Partnership or such Subsidiary, or the acquisition by the Partnership or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Partnership or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary of the Partnership.

6.2           Unit Appreciation Rights.  The Committee shall have the authority to determine the Employees and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)            Exercise Price.  The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right.

(ii)           Exercise Period. The term of each Unit Appreciation Right shall be as specified by the Committee at the date of grant; provided, that, in no case, shall the term of a Unit Appreciation Right exceed ten (10) years.

(iii)          Time of Exercise.  The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.

(iv)          Forfeitures.  Except as otherwise provided in the terms of the Unit Appreciation Right grant, upon termination of a Participant’s employment with or service to the General Partner, the Partnership, any Subsidiary, or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

6.3          Restricted Units.  The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Award; provided, that as permitted by paragraph (i) of this Section 6.3, the Restricted Period shall not be less than the Minimum Criteria. An Award that provides for the lapse of restrictions on Units applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria.

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(i)            Other Terms and Conditions. Restricted Units shall be represented by a certificate registered in the name of the Participant of such Restricted Unit Award or, at the option of the General Partner, in the name of a nominee of the Partnership. The Participant shall have the right to receive UDRs as set forth in paragraph (iii) of this Section 6.3 during the Restriction Period, to vote the Units subject thereto and to enjoy all other Unitholder rights set forth in the Partnership Agreement, except that (i) the Participant shall not be entitled to possession of the certificate until the Restriction Period shall have expired, (ii) the Partnership shall retain custody of the Units during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Units during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a Participant’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Award Agreement.

(ii)           Payment for Restricted Units. A Participant shall not be required to make any payment for Restricted Units, except to the extent otherwise required by law.

(iii)          UDRs.  To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the Participant of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its Unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Code Section 409A.

(iv)          Forfeitures.  Except as otherwise provided in the terms of a Restricted Units Award Agreement, upon termination of a Participant’s employment with the General Partner, the Partnership, its Subsidiaries, or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units; provided, that the waiver contemplated under this Section 6.3(iv) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units that are designed to satisfy Code Section 409A to fail to satisfy such section.

(v)           Lapse of Restrictions. Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8.5, the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

(vi)          Miscellaneous. Nothing in this Section 6.3 shall prohibit the exchange of Units issued under the Plan (whether or not then subject to a Restricted Unit Award) pursuant to a plan of reorganization for Units, interests or other securities in the Partnership or another corporation a party to the reorganization, but the securities so received for Units then subject to the restrictions of a Restricted Unit Award shall become subject to the restrictions of such Restricted Unit Award. Any securities received as a result of a Unit split or Unit dividend with respect to Units then subject to a Restricted Unit Award shall also become subject to the restrictions of the Restricted Unit Award.

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6.4           Unit Awards.  A Unit Award of Units not subject to a Restricted Period may be granted under the Plan to any Employee or Director as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

6.5           Performance Awards. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Participant shall be measured. A Performance Award granted under the Plan that is intended to qualify as qualified performance-based compensation under Code Section 162(m) and shall be awarded contingent upon the achievement of one or more performance measures. The performance criteria for Performance Awards shall consist of objective tests established by the Committee based on the criteria set forth in Section 6.9(i). A Performance Award that is not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine. Each Performance Award may have a maximum value established by the Committee at the time of such Award.

(i)            Payment. Following the end of the performance period, the Participant of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Units or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Units on the payment date.

(ii)           Termination of Service.  The Committee shall determine the effect of any termination of a Participant’s employment with the General Partner, the Partnership and its Subsidiaries, or membership on the Board, whichever is applicable, for any reason during the applicable performance period on a Participant’s Performance Award.

6.6          Unit Value Equivalent Awards. Unit Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of Units or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Units over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Participant thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Unit Value Equivalent Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish a period over which each Unit Value Equivalent Award shall vest with respect to the Participant.

(i)            Payment. Following the end of the determined period for a Unit Value Equivalent Award, the Participant of a Unit Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Unit Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Unit Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) shall be based on the Fair Market Value of the Unit on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Unit Value Equivalent Award, as determined by the Committee.

(ii)           Termination of Service. The Committee shall determine the effect of any termination of a Participant’s employment with the General Partner, the Partnership and its Subsidiaries, or membership on the Board, whichever is applicable, for any reason during the vesting period of the Unit Value Equivalent Award.

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6.7           DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as cash distributions are paid by the Partnership to its Unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Code Section 409A.

6.8           Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Subsidiary of another entity or the assets of another entity. Such Substitute Awards that are Options may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Code Section 409A and the Treasury Regulations thereunder.

6.9           General.

(i)            Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Partnership or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards. Notwithstanding the foregoing but subject to Section 7.3 of the Plan, without the approval of Unitholders of the Partnership, the Committee will not (i) exchange or substitute previously granted Options or Unit Appreciation Rights in a transaction that constitutes a “repricing” as such term is used in Rule 5635(c) of the NASDAQ Listing Rules, as amended from time to time, or in any similar rule of the New York Stock Exchange or any other exchange on which the Units may be traded from time to time, or (ii) cause the General Partner, the Swank Group, or the Partnership to offer to purchase or exchange for cash Options or Unit Appreciation Rights if, at the time of such offer, the Fair Market Value of a Unit is less than the exercise price of such Options or Unit Appreciation Rights.

(ii)           Performance Conditions.  The right of a Participant to exercise or receive, and/or the vesting or settlement of, any Award and the timing thereof may be subject to such performance conditions as may be specified by the Committee. The Committee shall establish any such performance conditions and goals based on one or more business criteria for the General Partner, the Partnership and/or its Subsidiaries, on a consolidated basis, and/or for specified Subsidiaries of the Partnership, as determined by the Committee in its discretion, which may include (but are not limited to) one or more of the following: (A) earnings per Unit, (B) increase in revenues, (C) increase in cash flow, (D) increase in cash flow from operations, (E) increase in cash follow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per Unit, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total Unitholder return, (T) debt reduction, (U) market share, (V) change in the Fair Market Value of the Units, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Cushing® MLP Asset Management, LP’s MLP Index or a group of comparable companies.

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(iii)          Limits on Transfer of Awards. Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Participant only by such Participant, the Participant’s guardian or legal representative, a transferee under a qualified domestic relations order, or a transferee as described below. The Committee may prescribe and include in the respective Award Agreements hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 6.9(iii) shall be null and void. Upon a Participant’s death, the Participant’s personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights as are provided under the applicable Award Document. A Successor Participant must furnish proof satisfactory to the General Partner of his or her rights to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Unit Options) which may be transferred by the Participant for no consideration to or for the benefit of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and his Immediate Family, or to a partnership or limited liability company in which the Participant and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Agreement shall so state. A transfer of an Award pursuant to this paragraph (iii) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this paragraph (iii), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Participant, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Award Agreement with respect to any Award granted under the Plan shall specify the effect of the death of the Participant on the Award.

(iv)          Term of Awards. Unless otherwise specified in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(v)           Unit Certificates.  All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(vi)          Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vii)         Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner.

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(viii)        Change of Control. No Award that constitutes a “deferral of compensation” within the meaning of Treasury Regulation Section 1.409A-1(b), whether by design, due to a subsequent modification in the terms and conditions of such Award, or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Code Section 409A pursuant to an applicable exemption (any such Award, a “ 409A Award ”) shall become exercisable, or be settled or otherwise paid or distributed, pursuant to the Plan or the applicable Award Agreement, as a result of a Change of Control, unless the event constituting such Change of Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the General Partner or the Partnership within the meaning of Treasury Regulation Section 1.409A-3(i)(5); except that, to the extent permitted under Section 409A and the Treasury Regulations promulgated thereunder, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, upon the occurrence of a Change of Control, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Change of Control as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or otherwise payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under Code Section 409A and the Treasury Regulations promulgated thereunder, the Plan and the terms of the governing Award Agreement.

(ix)          Additional Agreements. Each Employee or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services with the General Partner, the Partnership or any Subsidiary to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Partnership, and their Subsidiaries, with the terms and conditions of such agreements to be determined in good faith by the Committee.

ARTICLE VII. AMENDMENT AND TERMINATION

7.1          Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7.2 below, the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, or beneficiary of an Award, or any other Person.

7.2           Amendments to Awards. Subject to Section 7.1, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7.3, in any Award shall materially reduce the benefit to a Participant without the consent of such Participant. Notwithstanding the foregoing, the Board may amend the Plan or an Award to cause such Award to be exempt from Code Section 409A or to comply with the requirements of Code Section 409A or any other applicable law.

7.3           Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, the Committee, in its sole discretion, without the consent of any Participant of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

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(i)            provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the General Partner without payment); provided, that, in the event the occurrence giving rise to the Committee’s exercise of its powers under this Section 7.3 is a transaction pursuant to which the Partnership or the General Partner is survived by a successor entity with a readily tradable security, the Committee shall not have the authority to terminate and cash out any such Award pursuant to this Section 7.3(i)(A) but will instead be required to provide for the assumption of such Awards by the successor or survivor entity in accordance with Section 7.3(ii) below, or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)           provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii)          make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(iv)          provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)           provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, (i) any such action contemplated under this ARTICLE VII shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Code Section 409A to fail to satisfy such section, and (ii) with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant to FASB Accounting Standards Codification, Topic 718, the provisions in Section 4.3 shall control to the extent they are in conflict with the discretionary provisions of this ARTICLE VII.

ARTICLE VIII. GENERAL PROVISIONS

8.1           No Right to An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any Employee, Director or any other Person any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

8.2          Award Agreement. After the Committee grants an Award under the Plan to a Participant, the Partnership and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

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8.3           Listing Conditions.

(i)            If at any time legal counsel to the Partnership or the General Partner shall be of the opinion that any sale or delivery of Units pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Partnership, the General Partner, or its Subsidiaries under the statutes, rules or regulations of any applicable jurisdiction, the Partnership shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect Units or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said legal counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Partnership, the General Partner or any of their Subsidiaries.

(ii)           Upon termination of any period of suspension under this Section 8.3, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Units available before such suspension and as to Units which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

8.4           Additional Conditions. Notwithstanding anything in the Plan to the contrary: (i) the General Partner, on behalf of the Partnership, may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any Units pursuant to any Award, require the recipient of the Award or such Units, as a condition to the receipt thereof, to deliver to the General Partner a written representation of present intention to acquire the Award or such Units for his or her own account for investment and not for distribution; (ii) the certificate for Units issued to a Participant may include any legend with the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Units are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.5           Tax Withholding. Unless other arrangements have been made that are acceptable to the General Partner, the Partnership or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner to satisfy its withholding obligations for the payment of such taxes.

8.6           No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner, the Partnership or any Subsidiary, or to remain on the Board, as applicable. Furthermore, the General Partner, the Partnership, or any Subsidiary may at any time dismiss a Participant, with or without Cause, from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement, or other agreement.

8.7           Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles except as superseded by applicable federal law.

8.8           Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

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8.9           No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the General Partner, the Partnership, or any Subsidiary from taking any action (including any action to suspend, terminate, amend or modify the Plan) that is deemed by the General Partner, the Partnership, or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect o the pan or any Awards made or to be made under the Plan. No Participant or other Person shall have any claim against the General Partner, the Partnership, or any Subsidiary as a result of such action.

8.10         No Right, Title or Interest in Partnership Assets. No Participant shall have any rights as a limited partner of the Partnership as a result of participation in the Plan until the date of issuance of a Unit certificate in his or her name and, in the case of Restricted Units, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any Person acquires a right to receive payments from the Partnership under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Partnership, and such Person shall not have any rights in or against any specific assets of the Partnership, the General Partner, or any Subsidiaries. All of the Awards granted under the Plan shall be unfunded.

8.11         No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner, the Partnership, or any Subsidiary, on the one hand, and a Participant or any other Person on the other hand. To the extent that any Person acquires a right to receive payments from the Partnership or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or such Subsidiary.

8.12         No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

8.13        Facility Payment. Any amounts payable hereunder to any natural person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the General Partner shall be relieved of any further liability for payment of such amounts.

8.14         Participation by Subsidiaries. In making Awards to Employees employed by an entity other than the General Partner, the Committee shall be acting on behalf of a Subsidiary, and to the extent the Partnership has an obligation to reimburse the Subsidiary for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Subsidiary.

8.15         Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, any Award subject to Code Section 409A is intended to satisfy the application of Code Section 409A to the Award.

8.16         No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership, the General Partner, nor any Subsidiary makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant.

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8.17        Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by the General Partner, the Partnership, any Subsidiary, or their respective members, limited partners, shareholders, directors, officers or employees of the value of any assets of the Plan or as an agreement of the Company, the Partnership, any Subsidiary, or their respective members, limited partners, shareholders, directors, officers or employees to indemnify anyone for any losses, damages, cost or expenses resulting from participation in the Plan.

8.18        Specified Employee under Code Section 409A.  Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Code Section 409A and the Treasury Regulations thereunder) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Code Section 409A and the Treasury Regulations thereunder), such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six month period described herein will be aggregated and paid in a lump sum without interest.

IN WITNESS WHEREOF, this Plan has been executed on March 27, 2014.

CENTRAL ENERGY PARTNERS LP

By:	Central Energy GP LLC
its General Partner

	By:	/s/ John L. Denman, Jr.
John L. Denman, Jr.
Chief Executive Officer

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